Exhibit 99.1

Radius Global Infrastructure Reports Second Quarter 2022 Results

Revenue Increased 30% YoY

NEW YORK – August 8, 2022—Radius Global Infrastructure, Inc. (Nasdaq: RADI) (“Radius” or the “Company”), one of the largest owners and acquirors of real property interests and contractual rights underlying essential digital infrastructure assets in 21 countries, today reported financial results for the quarter ended June 30, 2022.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“Our global team of talented professionals delivered outstanding results in the second quarter, proving the resiliency of our business and assets as well as their ability to thrive even in difficult economic conditions. We generated record quarterly GAAP revenue of $32.6 million, up 30% from the second quarter of 2021, and we invested $179.5 million (excluding related SG&A) to acquire $12.4 million of annualized rents, representing a record level of quarterly capital deployment to date.

We also grew Annualized In-Place Rents by 29% year-over-year to a record $131.7 million as of June 30, 2022, which factors in recent foreign exchange rate volatility. The growth in these high-quality, primarily triple net rental streams reflects the benefit of our uncapped inflation-indexed escalators resulting from significantly higher current inflation rates in all our major jurisdictions.

With approximately $615 million in cash and cash equivalents on the balance sheet as of the end of June and with 100% of our debt fixed-rate or capped, we plan to grow our portfolio of digital infrastructure assets in a manner consistent with our disciplined underwriting criteria to generate attractive risk-adjusted returns for our shareholders over time.”

QUARTERLY RESULTS

GAAP Revenue increased 30% to $32.6 million for the three months ended June 30, 2022, as compared to revenue of $25.0 million for the three months ended June 30, 2021. The increase was primarily attributable to the additional revenue streams from investments in real property interests made during the past year, partially offset by unfavorable foreign exchange rate effects as compared with the second quarter of 2021.

GAAP Gross Profit rose 25% to $30.5 million during the three months ended June 30, 2022, as compared to gross profit of $24.5 million in the corresponding prior year period, while the Company generated a gross profit (or ground cash flow) margin of approximately 94% during the three months ended June 30, 2022. Ground cash flow margin has been impacted by expenses associated with fee simple interests acquired, primarily for property taxes.

Annualized In-Place Rents (“AIPR”) increased to $131.7 million as of June 30, 2022, an increase of $29.3 million or 29% over AIPR of $102.4 million as of June 30, 2021.

YEAR-TO-DATE RESULTS

GAAP Revenue increased 34% to $63.2 million for the six months ended June 30, 2022, as compared to revenue of $47.1 million for the six months ended June 30, 2021.

GAAP Gross Profit rose 30% to $60.3 million in the first half of 2022, as compared to gross profit of $46.3 million in the corresponding prior year period.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Consolidated Statements of Cash Flows, was $259.7 million and $223.2 million for the six months ended June 30, 2022 and 2021, respectively. This represented an increase of $36.5 million, or 16%, for the six months ended June 30, 2022 over the corresponding prior year period.

Acquisition Capex was $254.1 million and $233.2 million for the six months ended June 30, 2022 and June 30, 2021, respectively, or an increase of $20.9 million, or 9%, for the six months ended June 30, 2022 over the six months ended June 30, 2021.

Please refer to the GAAP financial disclosures, reconciliations and comparisons to non-GAAP financial measurements set forth below and in the Company’s Form 10-Q for the quarter ended June 30, 2022. The Company pays for its acquisitions of real property (and other) interests either with a one-time payment at the time of acquisition or, under certain circumstances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement. In the Consolidated Statements of Cash Flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets. The total cash spent and the commitment for future payments in any given period for the acquisition of real property (and other) interests, adjusted for changes in foreign currency, is our Acquisition Capex. Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements. Please refer to the table below for a full reconciliation of Acquisition Capex.

LIQUIDITY

As of June 30, 2022, Radius had $615.3 million of total cash and cash equivalents.

FINANCING TRANSACTIONS

The summary below presents significant financing activities that have occurred in 2022.

•

In April 2022, Radius borrowed $165 million under a new credit facility that matures in April 2027. Radius used the proceeds of this new facility to repay amounts outstanding under an existing credit facility that was scheduled to mature in October 2023. The initial borrowing accrues interest at a fixed annual rate of approximately 3.64%, which will be payable monthly. This compares to a cash pay interest rate of 4.25% under the previous credit facility. Concurrent with the closing of the transaction, Radius received an ‘A’ rating from Fitch for the facility, which has a leverage cap of 9.75x eligible annual cash flow (defined as Annualized In-Place Rents less a servicing fee).

•

In January 2022, Radius borrowed €225 million ($257.5 million as of the funding date) of the €750 million available under a new financing facility that Radius entered into in December 2021. The initial borrowing accrues interest at a fixed annual rate of approximately 3.2%, which is payable quarterly and will mature in January 2030.

OUTLOOK FOR 2022

Based on capital invested year-to-date, we presently expect to exceed our previously stated guidance of deploying $400 million of Acquisition Capex for the current calendar year. As we have previously noted, there may be quarterly variability in the amount of capital deployed.

DIVIDEND

On May 6, 2022, a stock dividend payment of 2.5 million shares of Class A Common Stock was declared to the sole holder of the Series A Founder Preferred Stock as of the close of business on May 6th. This dividend was paid on May 13, 2022. Further information regarding the dividend may be found in the Series A Founder Preferred Stock section of the Stockholders’ Equity footnote of the Company’s Form 10-Q for the quarter ended June 30, 2022.

CONFERENCE CALL INFORMATION

Management will host a webcast and conference call on Tuesday, August 9, 2022 at 8:30 A.M. Eastern Time to review the Company’s second quarter 2022 financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and supplemental materials with additional details regarding the Company’s operating results, financial position and investment portfolio will be available through the “News & Events” section of the Company’s website: https://www.radiusglobal.com/news-events/events-presentations. A replay of the webcast and access to the presentation slides will be available on the Company’s website.

Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure Second Quarter 2022 Earnings Conference Call. A telephonic replay can be accessed through August 23, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13731109.

About the Company

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, results of operations, plans and objectives and macroeconomic conditions. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may”, “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to, : the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; the impact of the ongoing COVID-19 pandemic and the response thereto; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our subsequent filings under the Exchange Act.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Three months ended June 30, 2022	Six months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2021
Revenue	$32,568	$63,167	$24,973	$47,145
Cost of service	2,027	2,868	513	808

Gross profit	30,541	60,299	24,460	46,337

Operating expenses:
Selling, general and administrative	21,205	43,892	18,866	34,255
Share-based compensation	5,496	10,088	3,842	7,945
Amortization and depreciation	19,324	38,075	15,575	29,655
Impairment—decommissions	1,272	2,037	1,707	2,394

Total operating expenses	47,297	94,092	39,990	74,249

Operating loss	(16,756)	(33,793)	(15,530)	(27,912)

Other income (expense):
Realized and unrealized gain (loss) on foreign currency debt	58,667	82,899	(3,662)	10,945
Interest expense, net	(16,714)	(32,812)	(12,267)	(21,254)
Other income (expense), net	(3,164)	(2,072)	266	(1,879)
Gain on extinguishment of debt	942	942	—	—

Total other income (expense), net	39,731	48,957	(15,663)	(12,188)

Income (loss) before income tax expense (benefit)	22,975	15,164	(31,193)	(40,100)
Income tax expense (benefit)	(577)	(3,743)	6,144	5,422

Net income (loss)	23,552	18,907	(37,337)	(45,522)
Net income (loss) attributable to noncontrolling interest	1,385	1,177	(2,815)	(3,421)

Net income (loss) attributable to stockholders	22,167	17,730	(34,522)	(42,101)
Stock dividend payment to holders of Series A Founders Preferred Stock	(40,832)	(40,832)	—	(31,391)

Net loss attributable to common stockholders	$(18,665)	$(23,102)	$(34,522)	$(73,492)

Loss per common share:
Basic and diluted	$(0.20)	$(0.25)	$(0.50)	$(1.15)
Weighted average common shares outstanding:
Basic and diluted	93,506,412	92,809,563	68,724,275	64,127,528

See accompanying notes to condensed consolidated financial statements

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$488,479	$456,146
Restricted cash	2,159	2,085
Trade receivables, net	7,989	7,933
Prepaid expenses and other current assets	21,004	20,685

Total current assets	519,631	486,849

Real property interests, net:
Right-of-use assets—finance leases, net	319,682	301,865
Telecom real property interests, net	1,325,854	1,174,186

Real property interests, net	1,645,536	1,476,051
Intangible assets, net	8,757	7,914
Property and equipment, net	1,086	1,789
Goodwill	80,509	80,509
Deferred tax asset	577	160
Restricted cash, long-term	124,705	173,962
Other long-term assets	31,157	9,701

Total assets	$2,411,958	$2,236,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$44,348	$36,995
Rent received in advance	25,044	24,485
Finance lease liabilities, current	11,749	10,567
Telecom real property interest liabilities, current	5,384	3,828

Total current liabilities	86,525	75,875
Finance lease liabilities	22,236	24,766
Telecom real property interest liabilities	8,550	12,884
Long-term debt, net of debt discount and deferred financing costs	1,481,035	1,272,225
Deferred tax liability	73,660	62,296
Other long-term liabilities	5,007	5,231

Total liabilities	1,677,013	1,453,277

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 95,276,963 and 92,159,612 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	10	9
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 12,795,694 and 11,551,769 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	1,049,087	1,038,740
Accumulated other comprehensive loss	(105,752)	(27,784)
Accumulated deficit	(260,402)	(278,132)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	682,943	732,833
Noncontrolling interest	52,002	50,825

Total liabilities and stockholders’ equity	$2,411,958	$2,236,935

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in USD thousands, except share and per share amounts)

	Six months ended June 30, 2022	Six months ended June 30, 2021
Cash flows from operating activities:
Net income (loss)	$18,907	$(45,522)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	38,075	29,655
Amortization of finance lease and telecom real property interest liabilities discount	733	649
Impairment – decommissions	2,037	2,394
Realized and unrealized gain on foreign currency debt	(82,899)	(10,945)
Amortization of debt discount and deferred financing costs	2,715	514
Provision for bad debt expense	207	2
Share-based compensation	10,088	7,945
Deferred income taxes	(5,626)	3,453
Gain on extinguishment of debt	(942)	—
Change in assets and liabilities:
Trade receivables, net	(881)	296
Prepaid expenses and other assets	(507)	(531)
Accounts payable, accrued expenses and other long-term liabilities	5,483	3,620
Rent received in advance	2,414	5,241

Net cash used in operating activities	(10,196)	(3,229)

Cash flows from investing activities:
Investments in real property interests and related intangible assets	(259,721)	(223,239)
Advance deposits made for real property interest investments	(22,686)	—
Purchases of property and equipment	(195)	(338)

Net cash used in investing activities	(282,602)	(223,577)

Cash flows from financing activities:
Borrowings under debt agreements	427,003	168,940
Repayments of term loans and other debt	(112,129)	(95)
Debt issuance costs	(12,571)	(3,852)
Proceeds from issuance of common stock, net of issuance costs	—	191,461
Proceeds from exercises of stock options and warrants	260	139
Repayments of finance lease and telecom real property interest liabilities	(7,407)	(7,687)

Net cash provided by financing activities	295,156	348,906

Net change in cash and cash equivalents and restricted cash	2,358	122,100

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	(19,208)	(740)
Cash and cash equivalents and restricted cash at beginning of period	632,193	215,448

Cash and cash equivalents and restricted cash at end of period	$615,343	$336,808

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$30,063	$19,567
Cash paid for income taxes	$1,371	$1,449

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense and transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuits (successful and unsuccessful) and related financing and integration activities. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

(in thousands)	Three months ended June 30, 2022	Six months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2021
(unaudited)
Net income (loss)	$23,552	$18,907	$(37,337)	$(45,522)
Amortization and depreciation	19,324	38,075	15,575	29,655
Interest expense, net	16,714	32,812	12,267	21,254
Income tax expense (benefit)	(577)	(3,743)	6,144	5,422

EBITDA	59,013	86,051	(3,351)	10,809
Impairment—decommissions	1,272	2,037	1,707	2,394
Realized/unrealized (gain) loss on foreign currency debt	(58,667)	(82,899)	3,662	(10,945)
Share-based compensation expense	5,496	10,088	3,842	7,945
Non-cash foreign currency adjustments	4,177	4,582	(90)	2,003
Transaction-related costs	472	612	1,724	1,724

Adjusted EBITDA	$11,763	$20,471	$7,494	$13,930

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. Our payments for acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, we contractually acquire all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool because it excludes certain fixed and variable costs related to our selling, marketing, data accumulation, legal and underwriting activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in the consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

(in thousands)	Six months ended June 30, 2022	Six months ended June 30, 2021
(unaudited)
Investments in real property interests and related intangible assets	$259,721	$223,239
Committed contractual payments for investments in real property interests and intangible assets	7,036	11,152
Foreign exchange translation impacts and other	(12,627)	(1,211)

Acquisition Capex	$254,130	$233,180

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites or other digital infrastructure and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	Six months ended June 30, 2022	Year ended December 31, 2021
Revenue for year ended December 31		$103,609
Annualized in-place rents as of December 31		$117,924
Annualized in-place rents as of June 30	$131,661